SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              August 26, 1997
                     (Date of earliest event reported)

                       Huntsman Polymers Corporation
           (Exact name of Registrant as specified in its charter)

         Delaware                  1-9988             75-2104131
       (State of            (Commission File No.)    (IRS Employer
       Incorporation)                                Identification No.)

                  500 Huntsman Way, Salt Lake City, Utah  84108
        (Address of principal executive offices, including zip code)

                           (801) 584-5700
            (Registrant's telephone number, including area code)

                            Rexene Corporation
       (Former name or former address, if changed since last report)



          ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

                    On August 27, 1997, Huntsman Centennial
          Corporation ("Sub"), a Delaware corporation and a subsidiary of Huntsman Corporation, a Utah corporation ("Huntsman"), was merged (the "Merger") with and into Rexene Corporation ("Rexene"), and Rexene changed its name to Huntsman Polymers Corporation (the "Company").

                    The Merger occurred pursuant to an Agreement and Plan of Merger among Huntsman, Sub and Rexene, dated June 9, 1997 (the "Merger Agreement"). The stockholders of Rexene approved the Merger Agreement at a Special Meeting held on August 26, 1997.

                    In the Merger, all of the shares of common stock, $.01 par value, of Rexene (the "Common Stock") (other than dissenting shares and shares held by Huntsman, Sub or Rexene) were cancelled and converted into the right to receive $16.00 in cash, without interest, per share of Common Stock (the "Merger Consideration"). As a result of the Merger, Huntsman indirectly owns all of the Common Stock of the Company, and the Company thus became an indirect subsidiary of Huntsman. Following the Merger, the Company filed a Form 15 with the Commission regarding the de-registration of the Common Stock. The Company has also requested that the New York Stock Exchange (the "Exchange") remove the Common Stock from listing on the Exchange effective August 27, 1997.

                    The aggregate amount of the Merger
          Consideration is $301,613,836.00. Sub will obtain such amount from Huntsman in the form of equity and debt investments by Huntsman in Sub. Huntsman intends to borrow such amounts under its existing credit facilities.

                    Such credit facilities consist of (i) a $950
          million revolving loan facility pursuant to a $1.725 billion Credit Agreement with a group of lenders for which Bankers Trust Company acts as Administrative Agent, dated as of January 29, 1996, as amended (the "Credit Agreement") and (ii) a $200 million term loan facility (the "Term B Loan") pursuant to a $450 million Term Loan Agreement with a group of lenders for which Bankers Trust Company acts as Agent, dated as of October 23, 1996, as amended (the "Term Loan Agreement").

                    The Credit Agreement and Term Loan Agreement loans bear interest at either the prime rate plus a margin or at a Eurodollar rate plus a margin. The margin changes quarterly, based upon Huntsman's total debt to EBITDA ratio, within ranges of (1) 0% to 0.5% for Credit Agreement prime rate loans, (2) 0.5% to 1.75% for Credit Agreement Eurodollar rate loans, (3) 0.5% to 0.75% for Term B Loan prime rate loans, and (4) 1.75% to 2.25% for Term B Loan Eurodollar loans. Loans under both the Credit Agreement and the Term Loan Agreement are secured by substantially all of the assets of Huntsman and its principal domestic subsidiaries and are guaranteed by such subsidiaries. Subject to the limitations of the indenture entered into in connection with the Company's 11 3/4% Senior Notes due 2004 and pursuant to certain contracts, both the Credit Agreement and Term Loan Agreement require that substantially all of the assets of the Company be pledged to secure Huntsman's obligations under such facilities following the Merger and that the Company guarantee such obligations.

                    All of the shares of common stock in the
          Company have been pledged to the lenders under the Credit Agreement and the Term Loan Agreement in order to secure
          the obligations of Huntsman Corporation thereunder.   To
          the knowledge of the Company, there are no other arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

          ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                    (a)  Previous independent accountants

                         (i)  On August 27, 1997, the Company
               dismissed Price Waterhouse LLP, which served as the Company's independent accountants prior to the Merger.

                         (ii)  The reports of Price Waterhouse LLP
               on the financial statements for the past two fiscal years of the Company contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                         (iii)  The Company's Board of Directors
               participated in and approved the decision to change independent accountants.

                         (iv)  In connection with its audits for
               the two most recent fiscal years and through August 27, 1997, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused Price Waterhouse LLP to make reference thereto in their report on the financial statements for such years.

                         (v)  During the two most recent fiscal
               years and through August 27, 1997, no reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, has occurred.

                         (vi)  The Company has requested that Price
               Waterhouse LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated August 29, 1997, is filed as Exhibit 16 to this Form 8-K.

                    (b)  New independent accountants

                    The Company engaged Deloitte & Touche LLP as its new independent accountants as of August 27, 1997. Such engagement was approved by the Company's Board of Directors on August 27, 1997. During the two most recent fiscal years and through August 27, 1997, the Company has not consulted with Deloitte & Touche LLP regarding either:

                         (i)  the application of accounting
               principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or

                         (ii)  any matter that was either the
               subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in
               Item 304(a)(1)(v) of Regulation S-K.

          ITEM 7.   EXHIBITS

               (c)  Exhibits

          Exhibit No.              Description

          16                  Letter from Price Waterhouse LLP
                              regarding change in certifying
                              accountant


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Huntsman Polymers Corporation

                                       /s/ Martin F. Petersen

          Date:  August 29, 1997       By:_____________________________
                                          Name:   Martin F. Petersen
                                          Title:  Vice President


                                EXHIBIT INDEX

          Exhibit No.              Description

          16                  Letter from Price Waterhouse LLP
                              regarding change in certifying
                              accountant